Exhibit 10.10

                       LICENSE AND DISTRIBUTION AGREEMENT

         THIS LICENSE AND DISTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as if the 28th day of May, 1998 by and between SmartDisk Corporation, a Delaware corporation (the "COMPANY") and Fischer International Systems Corporation a Florida corporation ("LICENSEE").

         In consideration of the mutual promises herein and subject to the following terms and conditions, the parties do hereby agree as follows:

         1. DISTRIBUTION RIGHTS.

                  1.1 GRANT OF RIGHTS. Subject to the terms and conditions of this Agreement, the Company hereby grants Licensee a non-exclusive, nontransferable (except as set forth herein) right and license to: (i) reproduce the Products, as defined in Section 2 below, in object code form only, and the Documentation, as defined in Section 2 below, for the sole purpose of distribution as authorized herein; (ii) market and distribute only in the Territory throughout the term of this Agreement copies of the Products together with appropriate Documentation, in their stand-alone form or combined with other products to form combined products ("COMBINED PRODUCTS") or pursuant to customer orders for Products which are intended to carry a product name of a third party ("PRIVATE LABEL PRODUCTS") pursuant to the procedure set forth in Section 2.3 below; and (iii) to resell the Company's maintenance program for the Products, as then in effect.. Unless otherwise set forth herein, "Products" shall include the appropriate Documentation for each such Product.

                  1.2 RESERVATION OF RIGHTS. The Company shall be entitled to appoint additional distributors to distribute and market the Products in the Territory and may distribute the Products direct to end users, to original equipment manufacturers, systems integrators and value-added resellers for resale in the Territory.

                  1.3 FURTHER APPOINTMENTS. The Company grants Licensee the non-exclusive right and license to appoint, by written agreement only, subdistributors and dealers ("SUBDISTRIBUTORS") for the Products in the Territory; provided that the Company's and its Affiliates' Intellectual Property Rights are as fully protected under each such written appointment as they are protected under this Agreement. A license or appointment by Licensee of substantially all rights hereunder shall be considered an assignment and shall be prohibited pursuant to Section 13.18.

                  1.4 DELIVERY. Within ten (10) calendar days after the Effective Date of this Agreement, the Company shall deliver to Licensee one (1) reproducible master of object code for each of the Products set forth on Exhibit
A. In addition, simultaneously with the delivery of the masters for the Products set forth on Exhibit A, the Company shall deliver to Licensee source code for such Products. As Products are added to this Agreement, pursuant to the terms and conditions hereof, the parties will mutually agree upon the delivery date and form of such additional Product object code masters and it shall be in the discretion of the Company whether the Company delivers source code for such Products.

         2. PRODUCTS AND TERRITORY.

                  2.1 PRODUCTS. Licensee's reproduction and distribution rights as set forth herein shall be for the products listed on attached Exhibit A and all updates, enhancements and modifications thereto (individually, a "PRODUCT" and collectively, the "PRODUCTS") and the end-user documentation ("DOCUMENTATION") delivered with the master copy of such product to Licensee by the Company. The Company may from time to time, by written notice to Licensee, make updates, enhancements and modifications to the Products without otherwise affecting the terms of this Agreement although Company may only do so upon sixty
(60) calendar days written

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notice to Licensee.

                  2.2 ADDITIONAL PRODUCTS. For any additional product ("ADDITIONAL PRODUCT") developed by the Company which has substantially the same functionality as the Products, but does not constitute an update, enhancement or modification of any Product, the Company will discuss with, and offer to Licensee in writing, the right to distribute such Additional Product in the Territory for a royalty specified by the Company and, unless otherwise specified by the Company, upon such other terms as are set forth herein with respect to the Products. For each Additional Product, the Company shall commence such discussion and offer with Licensee no later than any other discussion with or offer to any other distributor for such Additional Product. Within thirty (30) calendar days, or such longer period as the parties may agree upon in writing, after receipt of any offer of appointment from the Company pursuant to this
Section 2.2, Licensee shall notify the Company in writing whether Licensee elects to accept or reject such offer. Failure by Licensee to give any notice within such period shall constitute a rejection by Licensee of such offer. In the event Licensee accepts any such offer of appointment, the Additional Product(s) accepted shall become Product(s) under this Agreement and shall be governed by the terms and conditions hereof applicable to the Products, except that the terms and conditions of the Company's written offer shall govern to the extent they supplement or modify the terms and conditions of this Agreement. In the event Licensee rejects any Company offer of appointment, Licensee shall have no rights with respect to the Additional Product covered by such rejected offer. The Company shall have no obligation to make any further offer of appointment to Licensee for an Additional Product for which Licensee has rejected an initial offer of appointment, including at the time that any distribution arrangement with another licensee for such Additional Product expires. Notwithstanding any of the foregoing, and as an exception thereto, in the event that the Company offers any such Additional Product to any other licensee or third party on terms or conditions more favorable than those offered to Licensee, the Company shall reoffer such Additional Product to Licensee on such more favorable terms and conditions. The Company's obligation hereunder to offer Licensee the right to distribute Additional Products shall only be applicable for such periods as Licensee is in compliance with all of the terms and provisions of this Agreement.

                  2.3 PRIVATE LABEL PRODUCTS In the event that a Subdistributor desires to distribute a Private Label Product, Licensee shall have the right to grant such Subdistributor the right to distribute such Private Label Product, the subject Private Label Product is in accordance with the Private Label Product criteria established by the Company from time to time. All such Private Label Products shall become Products under this Agreement and shall be governed by the terms and conditions hereof applicable to Products.

                  2.4 MAINTENANCE. The Company may from time to time, by written notice to Licensee, change its Product maintenance policy although Company may only do so upon sixty (60) calendar days written notice to Licensee.

                  2.5 TERRITORY. Licensee shall distribute and solicit orders for the distribution of the Products, and shall permit its Subdistributors to distribute and solicit orders for the distribution of the Products only within the geographic area set forth on Exhibit B (the "TERRITORY").

         3. LICENSEE'S DISTRIBUTION DUTIES.

                  During the term of this Agreement, Licensee shall be responsible for the following:

                  3.1 REASONABLE COMMERCIAL EFFORTS. Licensee shall use its reasonable commercial efforts to solicit orders and distribute the Products within the Territory and to develop the full sales potential for the Products within the Territory consistent with ethical business practices and in a manner that will reflect favorably on the Products and on the good will and reputation of the Company.

                  3.2 SUPPORT AND TRAINING COMMITMENT. The Company hereby grants Licensee the right and confers upon Licensee the obligation to pass through to the end-user the warranty established by the


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Company for the Products. The Company reserves the right to modify the form of
Product warranty from time to time upon written notice to Licensee. Licensee shall warrant the media upon which the Product resides in accordance with the Company's media warranty policy for licensees. Licensee shall provide all Subdistributor and end-user support, as well as Subdistributor training, for the Products which Licensee distributes, except for modifications and corrections to errors in the software code which cause a Product to cease functioning substantially in accordance with its specifications, if any, as set forth in the Documentation, which modifications and corrections shall be performed only by the Company. Notwithstanding anything set forth herein, Licensee shall encourage all end-user customers to bring their claims for Product support and warranty to the relevant Subdistributor, and shall instruct all Subdistributors to bring their claims for Product support and warranty to Licensee. To assist Licensee perform its support obligations set forth in this Section 3.2, the Company hereby grants Licensee a non-exclusive, nontransferable right and license to use internally the source code for the Products, if delivered by the Company, only for the purpose of providing customer support and maintenance. Licensee shall NOT have the right to: (i) make copies of Product source code; (ii) make modifications to the Product source code; or (iii) distribute, sell, assign, license, convey, disclose or transfer any or all of the Product source code.

                  3.3 PROPRIETARY MARKINGS. As both a covenant by Licensee and a condition of the grant by the Company of the rights in this Agreement, Licensee agrees to include in each copy of the Products distributed by Licensee and its Subdistributors, on all containers and storage media therefore and in all marketing material, all trademarks, copyright notices, patent notices, trade secret notices and other notices regarding proprietary rights included by the Company in copies of the Products (and on containers and storage media therefore), as well as the statement that Licensee is an authorized licensee of the Company.

                  3.4 DISTRIBUTION MATERIALS. Licensee shall create appropriate promotion and advertising materials for the Products. Licensee's promotion and advertising material shall be subject to the Company's prior written consent which shall not be unreasonably withheld. Licensee shall provide the Company with not less than fourteen (14) calendar days prior delivery of copies of the promotion and advertising material to be approved by the Company. Failure of the Company to accept or reject such materials on or before the fourteen (14th) calendar day after receipt by the Company thereof shall be deemed acceptance of such materials.

                  3.5 GOVERNMENTAL REGULATIONS AND REGULATORY COMPLIANCE. Licensee shall comply with all laws, regulations and orders of government, and with all other governmental requirements applicable to its sales activities with respect to the Products in the Territory. The Company shall furnish Licensee with such assistance and cooperation as may reasonably be requested in connection with compliance with such governmental requirements. All registrations and permits required for the sale and distribution of the Products shall be filed by Licensee in the name of, for the benefit of and at the expense of the Company. In the event any registration or permit must be filed in the name of any entity other than the Company because of requirements of applicable law, Licensee agrees promptly upon termination or expiration of this Agreement to assign or cause to be assigned to the Company or its designee, without charge, every such registration or permit to the fullest extent assignable. Licensee shall also obtain, at its own expense, any import license, foreign exchange license, foreign exchange permit, or other permit or approval it may need for the performance of its obligations under this Agreement. Licensee further agrees to maintain and to provide the Company with such records and reports as the Company deems necessary or advisable to enable the Company to satisfy and conform to all regulatory requirements relating to the distribution of the Products. In particular, Licensee agrees to maintain and to provide the Company with product liability and traceability, quality assurance and defect incident reports in such form as may be requested by the Company from time to time. Licensee will immediately report to the Company all defects in the Products discovered by or reported to Licensee in sufficient detail to enable the Company to take


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corrective action.

         4. RESTRICTIONS.

         Licensee's rights to the Products are limited to those expressly granted in this Agreement. As both a covenant by Licensee and a condition of the grant of rights set forth above by the Company, Licensee agrees not to do any of the following:

         (a) copy, disclose or distribute to any person all or any part of the Products, except as specifically permitted by this Agreement for the marketing, distribution and support of the Products;

         (b) make any representation, guarantee or warranty to any Subdistributor, end user or any other party regarding the performance or functional characteristics of the Products inconsistent with or beyond those expressly contained in the Company's Documentation with respect to the Products, or as approved in writing by the Company; or

         (c) modify or permit others to modify the Products or any Product source code, except as expressly set forth in this Agreement. In the even that Licensee or any Subdistributor requires modifications to a Product to enable such Product to interoperate with another product, whether the Product will be distributed as a stand alone product, a Combined Product, or a Private Label Product, Licensee shall send the Company a written description of such required modification and, if the Company deems it in the interests of the Company and the Product, in its sole and absolute discretion, the Company will use its reasonable commercial efforts to make such modifications to the Product pursuant to a schedule to be agreed upon by the parties. Such modifications shall be known hereafter as "INTEROPERABILITY MODIFICATIONS."

         5. PAYMENTS.

                  5.1 ROYALTIES. Licensee will pay to the Company the following royalties:

                           (a) for the distribution of Products as stand alone
products (which shall include Private Label Products to the extent such are not combined with other products) and resale of maintenance therefor: thirty-three and three tenths percent (33.3%) of Net Revenue derived therefrom;

                           (b) for the distribution of Products as Combined
Products (which shall include Private Label Products to the extent such are combined with other products) and resale of maintenance therefor: five percent (5%) of Net Revenue derived therefrom.

                  5.2 NET REVENUE. As used "NET REVENUE" means the total amount received by Licensee for all copies of the subject Products or Combined Products, as the case may be, less the following amounts, in each case either allocated from Licensee's total such expenses or, in certain instances where it is practical to measure such expenses on a per-Product basis, attributable to the subject Product: all sales, value-added, excise and other taxes; export charges or import duties; sales commissions which are reasonable and consistent with the amounts customarily paid in the industry; freight paid by Licensee for shipments of Products; any currency exchange fees incurred by Licensee with respect to invoiced amounts other than in United States dollars.

                  5.3 PAYMENT AND REPORTING. Within thirty twenty (20) calendar days after the end


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of each month, Licensee will furnish the Company with a detailed written report of all payments and fees owed to the Company for that month, which report will include a complete itemized accounting of the number of units of Products which Licensee and its Subdistributors licensed and otherwise distributed during that month and an accounting of royalty payments owed to the Company for such month. At the time of each such report, Licensee will pay the Company the amount due pursuant to such report. All payments made under this Agreement after their due date will incur interest at a rate equal to 1.5% per month or the highest rate permitted by applicable law, whichever is lower.

                  5.4 TAXES AND ASSESSMENTS. In addition to royalty payments and other charges, Licensee assumes and agrees to pay (or provide the Company with a certificate of exemption acceptable to the appropriate taxing authorities prior to shipment) and to indemnify and hold the Company harmless from all export charges and import duties and any and all sales, use, excise or other taxes or assessments imposed upon or applicable to any sale or license to Licensee hereunder by any governmental authority. If any taxes or assessments are required to be withheld from payments to the Company, Licensee will pay the Company an amount which, after such withholding, equals the original amount due under this Agreement, and will provide the Company With official tax receipts or other evidence of payment of such withheld taxes or assessments sufficient to substantiate a claim by the Company for credit against United States federal income tax.

                  5.5 EXAMINATION. The Company will have the right at least once per calendar year to have the Company's internal or external accounting representatives examine Licensee's books, records and accounts for the purpose of verifying payments made hereunder. Each such examination will be upon at least five (5) calendar days prior written notice to Licensee and will not unreasonably interfere With Licensee's business. If any examination discloses a shortfall in any monthly payment due under this Agreement of more than five percent (5%), then, in addition to paying the delinquent amount plus interest at the rate specified above, Licensee will pay the fees and expenses of the Company's accounting representatives for that examination. In all written agreements between Licensee and Subdistributors, Licensee will include a provision which permits the Company the same examination rights as set forth herein With respect to the books and records of all Subdistributors.

         6. OWNERSHIP OF INTELLECTUAL PROPERTY.

                  6.1 MATERIAL OWNED BY THE COMPANY. The Company has and will retain all rights of ownership in and to the Products, including without limitation the object code, source code and documentation, all proprietary rights embodied therein and related thereto, and all modifications, enhancements and derivatives thereof and Licensee agrees and understands that it will not obtain, assert or claim any right or license therein except as specifically set forth in this Agreement.

                  6.2 ASSIGNMENT OF RIGHTS BY LICENSEE. Licensee hereby assigns and transfers to the Company all its right, title and interest in and to any marketing material developed by Licensee for the Products, subject to the rights of Licensee in any Licensee corporate trademarks, and Licensee agrees to execute such other and further documents as may be reasonably necessary and appropriate to secure to the Company all rights of ownership in such materials and the proprietary rights embodied therein.

         7. TERM OF AGREEMENT AND TERMINATION.

                  7.1 TERM. Subject to earlier termination as provided in this
Section 7, the term of this Agreement shall extend from the date hereof through December 31, 2001. This Agreement shall automatically be renewed for successive periods of twelve (12) months, unless either party sends a written notice to the other not


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less than sixty (60) calendar days before the expiration of the initial term of this Agreement or any renewal thereof stating that such party is not renewing this Agreement.

                  7.2 TERMINATION BY EITHER PARTY. Either party may terminate this Agreement as follows:

                           7.2.1 In the event of a material default by either
party in the performance of its duties, obligations or undertakings under this Agreement, the non-defaulting party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and, if within thirty (30) calendar days after such notice, the defaulting party shall not have remedied such default, the other party shall have the unconditional right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon giving written notice to the defaulting party.

                           7.2.2 At any time by giving written notice of such
termination in the event the other party becomes insolvent or institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, arrangement, readjustment of debt, assignment for the benefit of creditors, or other similar proceedings under any applicable law.

                  7.3 TERMINATION OF RIGHTS AND OBLIGATIONS. Upon termination of this Agreement for any reason:

                           7.3.1 All amounts owed by Licensee to the Company
shall become immediately due, except in the case of expiration of the term of this Agreement, in which case all amounts owed shall be paid in accordance with
Section 7.3;

                           7.3.2 The right of Licensee to act as a licensee for
the Company shall cease, and Licensee shall immediately discontinue all use of the Company's trade names and trademarks, and Licensee shall return to the Company all masters, source code, catalogs, sales literature, operating and service manuals, advertising literature and materials relating to the Products and send to the Company a written certification by an officer of Licensee that all source code and masters of the Products have been returned;

                           7.3.3 Licensees shall return all copies of the
Products to the Company and send to the Company a written certification by an officer of Licensee that all copies of the Products have been returned or, at the sole option of the Company, destroy all copies the Products and send to the Company a written certification by an officer of Licensee that all copies of the Products have been destroyed;

                           7.3.4 Licensee shall not thereafter represent or hold
itself out as being an authorized licensee for the Company's Products or engage in any practices which might make it appear that Licensee is still such an authorized licensee; and

                           7.3.5 Licensee shall transfer to the Company any
rights it may have to any trademarks or trade names of the Company and Licensee shall assign to the Company, or its nominee, any registrations or other governmental permits with respect to the Products except to the extent a Combined Product carries a trademark which is distinct from the Products, or if such assignment is not permitted by law, Licensee shall cooperate in the cancellation of such registrations and permits standing in its name and the reassurance thereof to the Company or its nominee.

                  7.4 NO LIABILITY. The Company shall have no obligation to Licensee by reason of the


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expiration or termination, in compliance with the provisions of Section 7.2, of this Agreement or the Company's non-renewal of this Agreement at the expiration of the initial term or any extension thereof, and Licensee hereby agrees not to assert any claim by reason of such expiration or termination of this Agreement. Neither party, by reason of the termination of this Agreement, shall be liable to the other because of any loss of anticipated revenue or prospective profits or because of expenditures or investments related to the performance of this Agreement or the goodwill created in the course of performance hereunder.

                  7.5 NO RELEASE. No termination of this Agreement shall in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of, of failure to perform, any covenant, agreement, duty or obligation contained herein.

                  7.6 SURVIVAL. The provisions of Sections 5,6,7, 8,9, 10, 11, 12 and 13 will survive the expiration or termination of this Agreement.

         8. WARRANTIES.

                  8.1 PRODUCT WARRANTY. The Company warrants that for a period of ninety (90) calendar days, the Products will substantially conform to the specifications set forth in the Documentation. The Company may change its Product warranty for a Product from time to time upon giving Licensee written notice thereof at least thirty (30) calendar days in advance of the effective date of any change together with a copy of the new Product warranty which will be effective as to all subject Products distributed after the effective date specified in such notice. Licensee shall not make any Product warranty to its customers of the Products other than the Company's Product warranty then in effect with respect to such Product. Licensee shall pass the Company's warranty through to its customers as set forth in Section 3.2 above. Licensee will be solely responsible for all warranties with respect to the media upon which the Products reside.

                  8.2 THE COMPANY OPTION. The Company shall, at its option, replace, repair or issue credit to Licensee for any confirmed defective Products licensed by the Company to Licensee under this Agreement and covered under the warranty period.

                  8.3 EXCLUSIVE REMEDY. In case of breach of the Product warranties, Licensee's or its customers' exclusive remedy against the Company, and the Company's sole liability, shall be, as set forth in Section 8.2. Licensee or its customers shall prepay return transportation charges to the Company's designated site. If the returned Product is found defective by the Company under the terms of the warranty and the Company elects to repair or replace the defective Product, the Company will prepay return transportation charges to Licensee or its customers, as appropriate. The Company shall have a reasonable time to make repairs, replace or issue credit with respect to Products found to be defective.

                  8.4 LIMITATION. The Company's warranty will not apply to a Product if its correction, repair or replacement is required due to: (i) natural disasters, including fire, smoke, water, wind, earthquakes or lightning, (ii) electric power failures, (iii) the failure to maintain appropriate environmental conditions, (iv) the neglect, misuse or other than the ordinary use of the Product, or (v) attempted repairs or alterations by persons other than those employed by the Company. Under these circumstances, the Company may charge Licensee or its customers for the correction, repair or replacement on a time-and-materials basis at the Company's then-current rates.

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                  8.5 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION
8, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE COMPANY OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR OF UNINTERRUPTED USE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

                  8.6 NO CONSEQUENTIAL DAMAGES. THE COMPANY WILL NOT BE LIABLE TO LICENSEE OR ITS CUSTOMERS OR SUBDISTRIBUTORS AND LICENSEE WILL NOT BE LIABLE TO THE COMPANY FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF LICENSEE, OR ITS CUSTOMERS, OR THE COMPANY, AS THE CASE MAY BE, (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, LOSS OF USE OF THE COMPANY'S PRODUCTS; INTERRUPTION IN USE, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS, OR LABOR CLAIMS), ARISING OUT OF BREACH OF EXPRESS OR

                  IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND SOLELY TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.

                  8.7 LICENSEE INDEMNITY. If Licensee makes any warranty or representation inconsistent with or in addition to the warranties stated in this
Section 8, Licensee shall, at its own expense, defend, indemnify and hold the Company harmless from any claim to the extent it is based upon such inconsistent or additional warranty or representation.

         9. TRADEMARKS AND TRADE NAMES.

                  9.1 VALIDITY AND LICENSEE REGISTRATION. Licensee recognizes the validity of the Company's trademarks and trade names as set forth on Exhibit C attached hereto, (the "COMPANY TRADEMARKS"), acknowledges that the same are the property of the Company, and agrees not to infringe upon, harm or contest the rights of the Company in the Company Trademarks. Licensee further agrees, if requested by the Company and at the Company's expense, to register or otherwise obtain protection in the Territory for the Company Trademarks on behalf and for the benefit of the Company.

                  9.2 OWNERSHIP. All Company Trademarks are and will remain the exclusive property of the Company, whether or not specifically recognized or registered under applicable law. Licensee will not take any action that jeopardizes the proprietary rights of or acquire any right to the Company Trademarks, except the limited use rights specified in this Section 9. Licensee will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Company Trademarks.

                  9.3 USE. Licensee shall have the right to use in the Territory all the Company Trademarks as well as other trademarks which are or may be owned by the Company during the term of this Agreement in connection with the Products for the exclusive purpose of advertising and promoting the Products in the Territory. All advertisements and promotional materials will (i) clearly identify the Company as the owner of its trademarks, (ii) conform to the Company's then-current trademark and logotype guidelines and (iii) otherwise


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comply with any local applicable notice or marking requirement. Before publishing or disseminating any advertisement or promotional materials bearing a trademark of the Company, Licensee will deliver a copy of the advertisement or promotional materials in the English language to the Company for approval, which approval shall not be unreasonably withheld. If the Company gives Licensee written notice that the proposed use of its trademark is inappropriate within ten (10) calendar days from the date of submission by Licensee, Licensee will not place the advertisement or promotional materials in circulation.

                  9.4 RETURN OF MATERIALS. Licensee agrees that upon termination of this Agreement for any reason it will destroy or return to the Company any advertising, stationery or other materials bearing any of the Company's trade names or trademarks.

                  9.5 INFRINGEMENT. Licensee will immediately notify the Company if it learns (i) of any potential infringement of a Company trademark by a third party or (ii) that the use of a the Company trademark may infringe the proprietary rights of a third party. The Company will determine the steps to be taken under these circumstances in accordance with Section 10.2 below.

         10. INTELLECTUAL PROPERTY RIGHTS.

                  10.1 COMPANY'S RIGHTS. The Company is the sole author and exclusive owner, or authorized licensee of the Products and all intellectual property rights therein. The Products do not and will not throughout the term of this Agreement infringe upon any patent, copyright, trade secret or other proprietary right held by any third party and there is no such claim or pen4ing or threatening action with respect thereto.

                  10.2 COMPANY'S OBLIGATIONS. The Company will indemnify and hold harmless Licensee from and against all claims, actions, damages, costs and expenses (including attorneys fees) arising out of any actual or threatened claim of infringement of any proprietary right, including copyrights, trademarks, patent rights and trade secrets, arising out of the Products (but not attributable to any product with which a Product is combined to form a Combined Product, nor attributable to any Interoperability Modifications.) This obligation will be subject to the following terms and conditions:

                  (i) The obligation will arise only if Licensee gives the Company prompt notice of the infringement claim and grants the Company, in writing, exclusive control over its defense and settlements;

                  (ii) Without limiting the introduction to this Section 10.2 above, this obligation will cover the Products only in the form as licensed to Licensee by the Company or its agents, and will not cover any correction, modification, improvement, enhancement or addition to any Product made by anyone other than the Company without the Company's prior written authorization;

                  (iii) This obligation will not cover any claim that any Product infringes any third party's rights as used in combination with any hardware or software not supplied by the Company if that claim could have been avoided by the use of that Product in combination with other hardware or software;

                  (iv) Without limiting the Company's general obligation of indemnification, and in addition thereto, if an infringement claim is asserted, or if the Company believes one likely, the Company will have the right and the obligation to do any of the following: (a) procure a license from the person(s) claiming or likely to claim infringements; or (b) modify the Product to avoid the claim of infringement; or (c) suspend the Agreement with respect to such Product until the infringement claim has otherwise been resolved. If the Company modifies


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any Product to avoid a claim of infringement, the Company will have no obligation to indemnify Licensee with respect to unmodified Products distributed by Licensee after the Company has supplied the modification to Licensee; and

THE FOREGOING STATES THE COMPANY'S EXCLUSIVE AND ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

                  10.3 LICENSEES INDEMNIFICATION. Licensee will indemnify and hold harmless the Company from and against all claims, actions, damages, costs and expenses (including attorneys fees) arising out of any actual or threatened claim of infringement of any proprietary right, including copyrights, trademarks, patent rights and trade secrets, arising out of the inclusion of any product not supplied by the Company and combined with the Product for distribution as a Combined Product or a Private Label Product. Licensee's obligation to indemnify the Company will arise if the Company gives Licensee prompt notice of the claim and cooperates and consults fully with Licensee in its defense and/or settlement. If such an infringement claim is asserted, or if Licensee believes one likely, Licensee will have the right, but no obligation, to procure a license from the person claiming or likely to claim infringement.

         11. CONFIDENTIAL INFORMATION. Each party agrees that it will treat accordingly all verbal and written communications from the other party which are designated, or which should reasonably be regarded in the normal commercial view, as constituting business secrets or proprietary information, and will impose upon its employees and agents the same obligations with respect to the other party's proprietary information as it employs with respect to its own confidential information, but in no event less than a reasonable degree of care. The provisions of this Section shall survive the termination of this Agreement.

         12. INDEPENDENT CONTRACTOR.

                  12.1 NO AUTHORIZATION. Licensee shall be an independent contractor hereunder. Licensee is not authorized to: (i) enter into agreements for or on behalf of the Company; (ii) create any obligation or responsibility, express or implied, for or on behalf of the Company; (iii) accept payment of any obligation due or owed to the Company; (iv) accept service of process for the Company; or (v) bind the Company in any manner whatsoever, except for Licensee's right to pass to its customers and end-users the Company's product warranties for the Products as set forth herein. Licensee shall not list, print, or display the Company's name in such manner as to indicate or imply that there is an employer-employee or a principal-agent relationship between the Company and Licensee.

                  12.2 CONTROL OF LICENSEE. Subject to its compliance with all applicable laws and regulations and except as otherwise provided herein, Licensee shall have control over the manner and means of performing its obligations under this Agreement. All expenses incurred by Licensee in connection with the performance of its obligations hereunder shall be borne solely by Licensee. Licensee shall be responsible for appointing its own employees, agents and representatives, who shall be compensated by Licensee.

         13. MISCELLANEOUS PROVISIONS.

                  13.1 SALES AND LICENSES. All Products delivered hereunder are licensed as provided herein. All references in this Agreement to the "sale" or "purchase" of Products signify only the delivery of the Product in question subject to the terms set forth in this Agreement. Licensee shall acquire no rights with respect to the Products other than the right to reproduce and distribute such Products and provide related support, as provided

License and Distribution Agreement
Page 11

herein.

                  13.2 MOST FAVORED NATIONS. In no event shall the Company offer any other distributor or third party customer any terms or conditions more favorable than those set forth in this Agreement.

                  13.3 GOVERNING LAWS. The internal laws of the State of Delaware, U.S.A., regardless of any choice of law principles, shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties. THE PARTIES AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT AND ITS APPLICATION IS HEREBY EXPRESSLY EXCLUDED.

                  13.4 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  13.5 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  13.6 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

                  13.8 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party' and the exercise of any one remedy shall not preclude the exercise of any other.

                  13.9 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

                  13.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this

License and Distribution Agreement
Page 12

Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  13.11 NOTICES. Whenever any party hereto desires or is required to give any notice, demand or request with respect to this Agreement, each such communication shall be in writing and shall be given or made by telecopy, telegraph, cable, mail or other delivery and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the addresses specified below:

                  If to the Company:   SmartDisk Corporation
                                       3506 Mercantile Avenue
                                       Naples, FL  34104
                                       Facsimile: (941) 436-2509
                                       Attn: Michael S. Battaglia

                  with a copy to:      Baker & McKenzie
                                       660 Hansen Way
                                       Palo Alto, CA  94304
                                       Facsimile: (650) 856-9299
                                       Attn: J. Pat Powers, Esq.

                  If to Licensee:      Fischer International Systems Corporation
                                       3506 Mercantile Avenue
                                       Naples, FL  34104
                                       Facsimile: (941) 436-2509
                                       Attn: John W. Wynkoop

                  with a copy to:      Tomlinson Zisko Morosoli & Maser LLP
                                       200 Page Mill Road, Second Floor
                                       Palo Alto, CA  94306
                                       Facsimile: (650) 324-1808
                                       Attn: Jill E. Fishbein, Esq.

Except as may be otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with verified receipt by the receiving telecopier, when personally delivered, four
(4) days after being delivered to an overnight air courier (e.g. DHL, or Federal Express) upon proof of delivery, or, in the case of a mailed notice, five (5) days after being deposited in the United States mail certified or registered mail, postage prepaid. Either party may change its address for such communications by giving notice thereof to the other party in conformance with this section.

                  13.12 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference in this Agreement to any Section shall include a reference to every Section the number of which begins

License and Distribution Agreement
Page 13

with the number of the Section to which reference is specifically made (e.g., a reference to Section 5.8 shall include a reference to Sections 5.8.1 and 5.8.1.1). The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. A reference to a Schedule, Exhibit or Section means a Schedule, Exhibit or Section of this Agreement, unless the context expressly otherwise requires.

                  13.13 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  13.14 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                  13.15 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto, or any other person, unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

                  13.16 FORCE MAJEURE. Except as to the timely payment by Licensee of the royalties as set forth herein, no failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by one party against the other or be deemed to be a breach of this Agreement if the same is caused by or arises out of one or more of the following conditions: acts of God; acts, regulations or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, earthquake or storm; labor disturbances; epidemic; failure of public utilities or of suppliers; or any other event, matter or thing wherever occurring and whether or not of the same class or kind as those set forth above, which is not reasonably within the control of the party affected thereby. However, the parties hereto shall endeavor to avoid, remove or cure all such conditions. Any party temporarily excused from performance hereunder by such conditions shall resume performance promptly when such conditions are removed or cured. Any party claiming any such conditions as an excuse for delay in performance hereunder shall give prompt notice in writing thereof to the other party.

                  13.17 COMPLIANCE WITH LAWS. The parties acknowledge and agree that this Agreement and the rights and obligations of the parties hereunder are subject to all applicable laws and regulations of governmental entities having jurisdiction over any aspects of this Agreement.

                  13.18 ASSIGNMENT. Except as provided in this Section, neither party to this Agreement shall assign or otherwise transfer any of its rights or obligations under this Agreement to any third party, and any such attempt at assignment shall be void. However, the Company shall have the right to assign this Agreement, without the prior approval of Licensee, to any successor of all or substantially all of its business and assets at the time of assignment, provided that such successor undertakes to fulfill all the obligations of the Company under this Agreement. Additionally, both the Company and Licensee shall have the right to assign this Agreement or delegate its obligations hereunder to any affiliate by giving written notice, provided that such party guarantees the obligations to be performed by such affiliate. For purposes of this Agreement, the term "affiliate" shall mean any corporation or business entity controlled by, controlling or under common control with the Company or

License and Distribution Agreement
Page 14

Licensee.

                  13.19 FOREIGN RESHIPMENT LIABILITY. THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM THE UNITED STATES OF AMERICA OF TECHNICAL INFORMATION OR PRODUCTS WHICH MAY BE IMPOSED FROM TIME TO TIME BY THE GOVERNMENT OF THE UNITED STATES OF AMERICA. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, LICENSEE SHALL NOT EXPORT OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY TECHNICAL INFORMATION OR PRODUCTS TO ANY COUNTRY OR DESTINATION OR PERMIT ITS TRANSHIPMENT TO ANY COUNTRY OR DESTINATION FOR WHICH SUCH GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF EXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SMARTDISK CORPORATION                FISCHER INTERNATIONAL SYSTEMS CORPORATION

By: /s/ TIMOTHY TOMLINSON            By: /s/ MICHAEL S. BATTAGLIA
    ---------------------                ------------------------
Name: Timothy Tomlinson              Name: Michael S. Battaglia

Title: Secretary                     Title: President

                                    EXHIBIT A

                                LIST OF PRODUCTS

SafeBoot

SafeBoot Corporate Edition

                                    EXHIBIT B

                                    TERRITORY

Worldwide except:

Australia
Burma/Myanmar
China/Hong Kong
Indonesia
Japan
Korea
Laos
Malaysia
Micronesia
New Zealand
Papua / New Guinea
Philippines
Singapore
Taiwan
Thailand
Vietnam

                                    EXHIBIT C

                                   TRADEMARKS

SmartDisk

SafeBoot